Vocus Announces Record Revenue, Profit and Cash Flow for Fourth Quarter and Full Year 2007

Broad-Based Demand for PR Software Drives Strong Q4 Results; Company Raises Guidance for 2008

LANHAM, MD: February 5, 2008 — Vocus, Inc. (NASDAQ: VOCS), a leading provider of on-demand software for public relations management, announced today financial results for the fourth quarter and full year ended December 31, 2007.

“The fourth quarter was an outstanding quarter for us and caps another very successful year as we exceeded all of our financial and operational milestones” said Vocus President and CEO, Rick Rudman.  “The significant growth we’re seeing across all areas of our business is reflective of the large and untapped market opportunity for our on-demand PR software and a testament to the compelling value we deliver to our customers. Given our achievements to date we expect continued growth and success for the year ahead and are very optimistic about our outlook for 2008.”

Financial Highlights

•	Revenues for the fourth quarter of 2007 were $16.33 million, a 35% increase over the same period last year and an 8% increase over the prior quarter. The fourth quarter of 2007 represents the 34th consecutive quarter of revenue growth for the Company;

•	Revenues for the full year were $58.08 million, a 44% increase over the prior year;

•	GAAP income from operations was $34,000 for the fourth quarter of 2007, compared to $348,000 for the same period last year. GAAP net income was $525,000, or $0.03 per diluted share, for the fourth quarter of 2007 compared to $476,000, or $0.03 per diluted share, for the same period last year;

•	GAAP loss from operations was $821,000 for the full year, compared to $1.10 million for the same period last year. GAAP net income was $999,000, or $0.05 per diluted share, for the full year, compared to $442,000, or $0.03 per diluted share, for the same period last year;

•	Non-GAAP income from operations was $2.27 million for the fourth quarter of 2007, compared to $1.65 million for the same period last year. Non-GAAP net income was $2.76 million, or $0.14 per diluted share, for the fourth quarter of 2007 compared to $1.78 million, or $0.10 per diluted share, for the same period last year. These non-GAAP financial measures exclude amortization of intangible assets and stock-based compensation from stock option awards pursuant to SFAS No. 123R;

•	Non-GAAP income from operations was $7.70 million for the full year, compared to $2.81 million for the same period last year. Non-GAAP net income was $9.52 million for the full year, or $0.50 per diluted share, compared to $4.35 million, or $0.26 per diluted share, for the same period last year. These non-GAAP financial measures exclude amortization of intangible assets and stock-based compensation from stock option awards pursuant to SFAS No. 123R;

•	Total deferred revenue as of December 31, 2007 was $34.96 million, compared to $26.63 million as of December 31, 2006;

•	Cash flow from operations for the fourth quarter of 2007 was $6.32 million, a 20% increase over the same period last year;

•	Cash flow from operations for the full year was $16.03 million, a 54% increase over the prior year.

Business Highlights

•	Added 213 net new subscription customers during the quarter compared to 124 net new subscription customers added during the same period last year and ended the fourth quarter of 2007 with 2,427 total active subscription customers. Added 700 net new subscription customers during the year compared to 343 net new subscription customers added last year;

•	Signed subscription agreements with new and existing customers during the quarter including Asian Development Bank, American Frozen Foods Institute, Berlitz, Celgene, Drexel University, Lloyd’s Register, Humana, ING Australia, Pinehurst Resort, March of Dimes, Silicon Graphics, Volvo North America and 800-Flowers;

•	Selected to the NASDAQ Internet Index, a new benchmark designed to track the performance of 93 companies at the forefront of internet technology;

•	Announced the availability of Vocus Small Business Edition, a new product suite designed specifically to meet the PR and marketing needs of organizations in the vast small business market;

•	Launched Vocus Mobile, a new version of Vocus’ award winning public relations management software designed specifically for mobile devices including the iPhone™ and Blackberry® devices;

•	Earned several corporate awards and distinctions including recognition as one of Washington’s best places to work and inclusion in the Software 500, a ranking of the world’s largest software companies.

Guidance

Vocus is providing guidance for the first quarter and raising guidance for the full year 2008 based on information as of February 5, 2008:

•	For the first quarter of 2008, revenue is expected to be in the range of $16.9 million to $17.1 million. Non-GAAP diluted EPS, which excludes the amortization of intangible assets and stock-based compensation from stock awards pursuant to SFAS No. 123R, is expected to be in the range of $0.13 to $0.14 assuming an estimated non-GAAP weighted average 19.7 million diluted shares outstanding and an estimated non-GAAP effective tax benefit of 1%. Amortization of intangible assets and stock-based compensation, reflecting SFAS No. 123R, is expected to be $0.15 per share. GAAP diluted EPS is expected to be in the range of $(0.02) to $(0.01) assuming an estimated weighted average 17.8 million basic and diluted shares outstanding;

•	For the full year of 2008, revenue is expected to be in the range of $74.0 million to $75.0 million. Non-GAAP diluted EPS, which excludes the amortization of intangible assets and stock-based compensation from stock awards pursuant to SFAS No. 123R, is expected to be in the range of $0.63 to $0.65 assuming an estimated non-GAAP weighted average 20.0 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 10%. Amortization of intangible assets and stock-based compensation, reflecting SFAS No. 123R, is expected to be $0.64 per share. GAAP diluted EPS is expected to be in the range of $(0.01) to $0.01 assuming an estimated weighted average 19.2 million diluted shares outstanding. Cash flow from operations is expected to range from $20.8 million to $21.8 million, and investments in property and equipment are estimated to be $1.8 million for the year.

Conference Call Information

Vocus will discuss the financial results and business highlights of the fourth quarter and full year 2007 in a conference call at 4:30 p.m. ET, or 1:30 p.m. PT, today. The public is invited to listen to a live audio web cast of Vocus’ conference call on the Company’s investor relations website at http://onlinepressroom.net/vocus/ir/webcast/. For investors unable to participate in the live conference call, a replay of the webcast will be available approximately one hour after the conclusion of the call and will remain available for 30 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until February 12, 2008 at 11:59 p.m. ET and can be accessed by dialing (800) 642-1687 or (706) 645-9291 and entering conference number 31338458.

About Vocus, Inc.

Vocus, Inc. (NASDAQ: VOCS) is a leading provider of on-demand software for public relations management. Our web-based software suite helps organizations of all sizes to fundamentally change the way they communicate with both the media and the public, optimizing their public relations and increasing their ability to measure its impact. Our on-demand software addresses the critical functions of public relations including media relations, news distribution and news monitoring. We deliver our solutions over the Internet using a secure, scalable application and system architecture, which allows our customers to eliminate expensive up-front hardware and software costs and to quickly deploy and adopt our on-demand software.  Vocus is used by over 2,400 organizations worldwide and is available in five languages.  Vocus is based in Lanham, MD with offices in North America, Europe and Asia.  For more information, please visit www.vocus.com or call (800) 345-5572.

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions.  This press release contains forward-looking statements relating to, among other things, Vocus’ expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Vocus’ filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, the possibility that we will not sustain GAAP profitability, interruptions or delays in our service or our Web hosting, our business model, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

Vocus, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in thousands)

	December 31,	December 31,
	2006	2007
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,506	$56,541
Short-term investments	3,357	10,939
Accounts receivable, net	10,139	14,354
Other current assets	1,146	1,957

Total current assets	41,148	83,791
Property, equipment and software, net	4,359	4,236
Intangible assets, net	11,610	8,628
Goodwill	17,112	17,090
Other assets	541	498

Total assets	$74,770	$114,243

Liabilities, redeemable stock and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$6,100	$7,212
Current portion of notes payable and capital lease obligations	427	233
Current portion of deferred revenue	26,100	34,333

Total current liabilities	32,627	41,778
Notes payable and capital lease obligations, net of current portion	335	102
Deferred income taxes	185	639
Other liabilities	85	89
Deferred revenue, net of current portion	531	631

Total liabilities	33,763	43,239
Redeemable common stock	33	––
Commitments and contingencies
Stockholders’ equity:
Common stock	170	186
Additional paid-in capital	80,526	109,553
Treasury stock	(3,283)	(3,283)
Accumulated other comprehensive loss	(48)	(60)
Accumulated deficit	(36,391)	(35,392)

Total stockholders’ equity	40,974	71,004

Total liabilities, redeemable stock and stockholders’ equity	$74,770	$114,243

Vocus, Inc. and Subsidiaries
Consolidated Statements of Operations
(dollars in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2007	2006	2007
	(unaudited)	(unaudited)		(unaudited)
Revenues	$12,120	$16,327	$40,328	$58,076
Cost of revenues, including amortization of intangible assets of $60 and $30 for the three months ended December 31, 2006 and 2007, respectively and $344 and $120 for the year ended December 31, 2006 and 2007, respectively	2,244	2,937	8,293	10,922

Gross profit	9,876	13,390	32,035	47,154
Operating expenses:
Sales and marketing	5,531	7,574	18,912	26,548
Research and development	686	1,052	2,896	3,822
General and administrative	2,588	4,025	9,626	14,743
Amortization of intangible assets	723	705	1,705	2,862

Total operating expenses	9,528	13,356	33,139	47,975
Income (loss) from operations	348	34	(1,104)	(821)
Other income (expense):
Interest and other income	395	768	1,819	2,541
Interest expense	(24)	(7)	(88)	(47)

Income before provision for income taxes	719	795	627	1,673
Provision for income taxes	243	270	185	674

Net income	$476	$525	$442	$999

Net income per share:
Basic	$0.03	$0.03	$0.03	$0.06
Diluted	$0.03	$0.03	$0.03	$0.05
Weighted average shares outstanding used in computing per share amounts:
Basic	15,911,788	17,625,002	15,367,851	17,147,889
Diluted	16,806,020	19,184,725	16,339,254	18,267,020

Vocus, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2007	2006	2007
	(unaudited)	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$476	$525	$442	$999
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,103	1,115	3,220	4,462
Other non-cash charges	680	1,933	2,148	6,106
Changes in operating assets and liabilities	3,021	2,745	4,602	4,465

Net cash provided by operating activities	5,280	6,318	10,412	16,032
Cash flows from investing activities:
Cash paid for acquisition	(373)	––	(21,264)	––
Net change in short-term investments	(151)	(4,411)	(1,953)	(7,569)
Software development costs	(146)	––	(217)	(322)
Purchases of property and equipment	(276)	(380)	(790)	(1,046)
Proceeds from sale of property and equipment	––	––	––	34

Net cash used in investing activities	(946)	(4,791)	(24,224)	(8,903)
Cash flows from financing activities:
Proceeds from public offering, net of costs	––	––	(48)	21,657
Proceeds from exercise of stock options and warrants	391	393	900	1,598
Tax benefit from exercise of stock options	––	78	––	78
Net payments on notes payable and capital lease obligations	(440)	(89)	(590)	(427)

Net cash provided by (used in) financing activities	(49)	382	262	22,906
Effect of exchange rate changes on cash and cash equivalents	12	(2)	29	––

Net increase (decrease) in cash and cash equivalents	4,297	1,907	(13,521)	30,035
Cash and cash equivalents, beginning of period	22,209	54,634	40,027	26,506

Cash and cash equivalents, end of period	$26,506	$56,541	$26,506	$56,541

Vocus, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(dollars in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2007	2006	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of GAAP income (loss) from operations to non-GAAP income from operations:
Income (loss) from operations	$348	$34	$(1,104)	$(821)
Amortization of intangible assets (including $60 and $30 in cost of revenues for the three months ended December 31, 2006 and 2007, respectively and $344 and $120 for the year ended December 31, 2006 and 2007, respectively)	783	735	2,049	2,982
Stock-based compensation	523	1,501	1,860	5,542

Non-GAAP income from operations	$1,654	$2,270	$2,805	$7,703

Reconciliation of GAAP net income to non-GAAP net income:
Net income	$476	$525	$442	$999
Amortization of intangible assets (including $60 and $30 in cost of revenues for the three months ended December 31, 2006 and 2007, respectively and $344 and $120 for the year ended December 31, 2006 and 2007, respectively)	783	735	2,049	2,982
Stock-based compensation	523	1,501	1,860	5,542

Non-GAAP net income	$1,782	$2,761	$4,351	$9,523

Non-GAAP net income per share:
Non-GAAP diluted	$0.10	$0.14	$0.26	$0.50
Weighted average shares outstanding used in computing per share amounts:
Non-GAAP diluted	17,240,962	19,698,084	16,769,768	18,968,370
Reconciliation of GAAP diluted weighted average shares outstanding to non-GAAP diluted weighted average shares outstanding:
Diluted weighted average shares outstanding	16,806,020	19,184,725	16,339,254	18,267,020
Treasury stock effect on outstanding options of SFAS No. 123R	434,942	513,359	430,514	701,350

Non-GAAP diluted weighted average shares outstanding	17,240,962	19,698,084	16,769,768	18,968,370

Supplemental information of stock-based compensation included in:
Cost of revenues	$15	$139	$69	$581
Sales and marketing	198	367	530	1,498
Research and development	55	150	219	548
General and administrative	255	845	1,042	2,915

Total stock-based compensation	$523	$1,501	$1,860	$5,542

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Vocus’ management to evaluate the operating performance of the Company. Management uses these non-GAAP financial measures for planning and evaluation purposes, including the preparation of operating budgets, the calculation of incentive compensation and the determination of appropriate levels of capital investments. The non-GAAP financial measures discussed in this press release exclude amortization of acquired intangible assets and stock-based compensation from stock option awards pursuant to SFAS No. 123R. The amortization of intangible assets recorded in connection with our acquisitions consist of non-compete agreements, trade names, purchased technology and customer relationships that are not expected to be replaced when fully amortized, as might a depreciable tangible asset. Companies record stock-based compensation under SFAS No. 123R by applying varying valuation methodologies and subjective assumptions to different types of equity awards. Management believes the exclusion of amortization of acquired intangible assets and stock-based compensation under SFAS No. 123R allows management and investors to make meaningful comparisons between our operating results and those of other companies, as well as providing a consistent comparison of our relative historical financial performance. However, management believes that these non-GAAP measures are subject to material limitations since they may not be indicative of ongoing operating results. Management compensates for the limitations in the use of non-GAAP financial measures by also utilizing GAAP financial measures and by providing investors with a detailed reconciliation between the Company’s GAAP and non-GAAP financial results. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.